EXHIBIT 23.1

                                                   7700 NORTH KENDALL DRIVE, 204
                                                   MIAMI, FLORIDA     33156-7578
                                                   TELEPHONE      (305) 274-1366
           [LOGO OMITTED]                          FACSIMILE      (305) 274-1368
                                                   E-MAIL         INFO@USCPA.COM
                                                   INTERNET        WWW.USCPA.COM

DRAFT

Stockholders and Board of Directors
VentureNet, Inc.
Temecula, California

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 9, 2000, in the registration statement (Form SB-2, No. 333-88279) and related prospectus of VentureNet, Inc. for the registration of 1,000,000 units, each unit consisting of four shares of VentureNet, Inc. common stock and one warrant to purchase one share of VentureNet, Inc. common stock, and 5,692,000, shares being registered for future sale by selling shareholders.

                                        /s/ Dohan and Company, P.A., CPA's
                                        ----------------------------------

Miami, Florida
August 10, 2000